SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement

On July 31, 2014, Eagle Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as underwriter, to issue and sell $70 million aggregate principal amount of its 5.75% Subordinated Notes due September 1, 2024 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $68.9 million, after deducting underwriting discounts and commissions of 1.125%, and expenses that are payable by the Company. The Offering is expected to close on or about August 5, 2014, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants, are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  The description of the material terms of the Underwriting Agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit.

The Notes have been offered pursuant to a prospectus supplement, dated July 31, 2014, to the prospectus dated October 5, 2012 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3, as amended (File No. 333-183054) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be issued pursuant to a subordinated indenture, to be dated as of August 5, 2014 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of August 5, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes accrue interest at a fixed rate per annum equal to 5.75%. Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2015, to the person in whose name such Note is registered at the close of business on the preceding February 15 or August 15, as the case may be. The Notes mature on September 1, 2024.

The Notes will be unsecured and will be subordinated and will rank equally with all of the Company’s future subordinated indebtedness, and the Company’s outstanding 8.5% Subordinated Notes due 2021. The Notes will be subordinated in right of payment to the Company’s existing and future senior indebtedness (as defined in the Indenture).

The Company may not redeem the Notes prior to maturity, except on the occurrence of certain special events described in the Indenture, and there is no sinking fund.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. In connection with the issuance of the Notes, BuckleySandler LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 8.01  Other Events

On July 31, 2014, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

1.1	Underwriting Agreement, dated July 31, 2014, among Eagle Bancorp, Inc., EagleBank and Sandler O’Neill + Partners, L.P.
4.1	Form of Subordinated Indenture, to be dated as of August 5, 2014, between Eagle Bancorp, Inc. and Wilmington Trust, National Association, as Trustee.
4.2	Form of First Supplemental Indenture, to be dated as of August 5, 2014, between Eagle Bancorp, Inc. and Wilmington Trust, National Association, as Trustee.
4.3.	Form of Global Note to represent the 5.75% Subordinated Notes due September 1, 2024 of the Company (included in Exhibit 4.2).
5.1	Opinion of BuckleySandler LLP
23.1	Consent of BuckleySandler LLP (included in Exhibit 5.1)
25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Debt Indenture.
99.1	Press Release dated July 31, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Michael T. Flynn
Michael T. Flynn, Executive Vice President and Chief Operating Officer

Dated: August 1, 2014